UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025
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ALIGNMENT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 W. Town and Country Road, Suite 1600
Orange, California 92868
(Address of Principal Executive Offices) (Zip Code)
(844) 310-2247
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The regular annual meeting of the stockholders (the "Annual Meeting") of the Alignment Healthcare, Inc. (the "Company") was held virtually on June 5, 2025, for the purpose of voting on the proposals described below. There were 180,660,721 shares of common stock represented at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

Proposal 1: Election of Class I Directors.

The three Class I directors were elected at the Annual Meeting by a plurality vote in accordance with the Company’s Bylaws based upon the following votes:

Class I Director Name	For	Withhold	Broker Non-Vote
Margaret McCarthy	163,745,734	1,321,776	15,593,210
Mark McClellan	81,412,795	83,654,715	15,593,210
Robbert Vorhoff	149,685,318	15,382,192	15,593,210

Each Class I director will serve a three-year term until the 2028 annual meeting or until his or her successor shall be elected and qualified.

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP.

The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 was ratified based upon the following votes:

For	Against	Abstain
180,451,724	13,091	195,906

Proposal 3: Say-on-Pay Vote.

On an advisory basis, the executive compensation of the Company’s named executive officers was approved, based on the following votes:

For	Against	Abstain	Broker Non-Vote
162,732,057	1,840,930	494,523	15,593,210

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alignment Healthcare, Inc.

Date: June 11, 2025	By:	/s/ Christopher Joyce
Christopher Joyce
Chief Legal & Administrative Officer